Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
VoIP, Inc.

We consent to the inclusion in Amendment No. One to the Registration Statement Form SB-2/A of VoIP, Inc. (filed on October 14, 2005) of our report dated March 16, 2005 on our audit of the consolidated financial statements of VoIP, Inc. and subsidiaries as of December 31, 2004, as filed with the Securities and Exchange Commission and to all references to our firm included in this registration statement.


/s/ Berkovits, Lago & Company, LLP
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Fort Lauderdale, Florida
October 14, 2005